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                                                                    Exhibit 23.5



                     CONSENT OF SOUTHWEST SECURITIES, INC.


     We hereby consent to use in the Joint Proxy Statement of T/SF Communications Corporation and Tribune/Swab-Fox Companies, Inc., and Prospectus of T/SF Communications Corporation included in the Registration Statement on Form S-4 (the "Registration Statement") of T/SF Communications Corporation of our opinion and to the references to our firm and such opinion included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                  SOUTHWEST SECURITIES, INC.



                                  By:  /s/  C. William Dedmon, Jr.
                                     -----------------------------
                                     C. William Dedmon, Jr.
                                     Senior Vice President

February 2, 1995